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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Gaiam, Inc. of our report on the financial statements of Real Goods Trading Corporation dated May 21, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Oakland, California
June 20, 2001